EX-99.906CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT


Clifford E. Lai, Principal Executive Officer, and Thomas F. Doodian, Principal Financial Officer, of HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC. (the "Fund"), each certify as evidenced below that:

     1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated:  March 8, 2005                 /s/ Clifford E. Lai
                                      _______________________________________
                                      Clifford E. Lai
                                      President and Principal Executive Officer
                                      HYPERION 2005 INVESTMENT GRADE
                                      OPPORTUNITY TERM TRUST, INC.



Dated:  March 8, 2005                 /s/ Thomas F. Doodian
                                      _______________________________________
                                      Thomas F. Doodian
                                      Treasurer and Principal Financial Officer
                                      HYPERION 2005 INVESTMENT GRADE
                                      OPPORTUNITY TERM TRUST, INC.


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC. and will be retained by HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC. and furnished to the Securities and Exchange Commission or its staff upon request.